Exhibit 99.1

Station Casinos Announces Third Quarter Results

LAS VEGAS--(BUSINESS WIRE)--November 10, 2008--Station Casinos, Inc. ("Station" or the "Company") today announced the results of its operations for the third quarter ended September 30, 2008.

Results of Operations

The Company's net revenues for the third quarter ended September 30, 2008 were approximately $317.0 million, a decrease of 10% compared to the prior year's third quarter. The Company reported Adjusted EBITDA for the quarter of $108.7 million, a decrease of 13% compared to the prior year's third quarter. For the third quarter, the Company reported a net loss of $23.4 million as compared to net income of $3.7 million in the prior year’s third quarter.

During the third quarter, the Company incurred $0.7 million in costs to develop new gaming opportunities, $2.3 million of expense related to equity-based awards, $4.3 million of preopening expenses and $2.5 million of other non-recurring costs.

The Company’s third quarter earnings from its Green Valley Ranch joint venture were $7.7 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the third quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $19.7 million, a decrease of 22% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $0.3 million for the third quarter as compared to net income of $3.5 million in the same period in the prior year.

Las Vegas Market Results

For the third quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch, were $286.6 million, an 11% decrease compared to the prior year’s third quarter, while Adjusted EBITDA from those operations decreased 15% to $90.5 million. The Major Las Vegas Operations reported a net loss of $5.7 million for the third quarter as compared to net income of $17.8 million in the same period in the prior year. “The decline in revenues for the Major Las Vegas Operations accelerated during the course of the third quarter, and we experienced revenue declines at those properties in October that were in excess of third quarter levels. The market continues to be very challenging and it is unclear as to when it may improve,” said Thomas M. Friel, Chief Accounting Officer and Treasurer.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.36 billion as of September 30, 2008. Total capital expenditures were $35.6 million for the third quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the third quarter were $6.8 million.

Aliante Station

Development continues on Aliante Station Casino + Hotel, a hotel and casino located in the Aliante master-planned community in North Las Vegas, Nevada. The Company is jointly developing Aliante Station on a 40-acre site on the northeast corner of Interstate 215 and Aliante Parkway, which was contributed by an affiliate of the Greenspun Corporation for a 50% ownership in the joint venture. Station is the managing partner of Aliante Station and will receive a management fee for its services of 2% of the property’s revenues and approximately 5% of EBITDA. The $662 million project is expected to open on November 11, 2008.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to recognize the benefits of the Company’s merger (the “Merger”) with FCP Acquisition Sub, a Nevada corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation, which was completed on November 7, 2007, pursuant to the Agreement and Plan of Merger dated as of February 23, 2007 and amended as of May 4, 2007, among the Company, Fertitta Colony Partners LLC, a Nevada limited liability company, and Merger Sub; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2007, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Construction projects such as the development of Aliante Station entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. Adjusted EBITDA consists of net (loss) income plus income tax benefit (provision), interest and other expense, net, loss or gain on asset disposals, net, preopening expenses, equity-based compensation expense, lease termination costs, severance, other non-recurring and non-cash costs, depreciation, amortization and development expense. Management believes it is beneficial to adjust for these additional items to present consistent principal operating results period over period. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax benefit (provision), interest and other expense, net, loss or gain on asset disposals, net, preopening expenses, equity-based compensation expense, lease termination costs, severance, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from Adjusted EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net (loss) income, or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net (loss) income is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenues:
Casino	$224,008	$254,169	$711,672	$775,323
Food and beverage	56,994	60,372	176,724	184,800
Room	24,497	25,223	82,778	84,527
Other	19,296	20,097	58,378	57,040
Management fees	17,767	20,999	55,839	69,441
Gross revenues	342,562	380,860	1,085,391	1,171,131
Promotional allowances	(25,594)	(26,732)	(77,004)	(81,669)
Net revenues	316,968	354,128	1,008,387	1,089,462

Operating costs and expenses:
Casino	89,463	98,218	276,674	290,500
Food and beverage	36,753	45,087	118,715	132,141
Room	10,121	9,464	30,686	28,010
Other	7,103	7,813	23,080	21,533
Selling, general and administrative	66,032	67,841	193,836	190,665
Corporate	6,792	15,717	29,226	54,430
Development	719	1,014	2,058	2,718
Depreciation and amortization	55,051	44,259	170,706	124,456
Loss (gain) on asset disposals, net	108	140	1,259	(1,599)
Preopening	3,262	1,927	8,112	5,388
Management agreement/lease termination	145	25	1,745	3,825
	275,549	291,505	856,097	852,067

Operating income	41,419	62,623	152,290	237,395
Earnings from joint ventures	2,288	8,943	17,455	29,831
Operating income and earnings from joint ventures	43,707	71,566	169,745	267,226

Other (expense) income:
Interest expense, net	(90,506)	(58,320)	(281,855)	(172,113)
Interest and other expense from joint ventures	(7,480)	(7,547)	(24,521)	(20,419)
Change in fair value of derivative instruments	16,205	-	22,913	-
	(81,781)	(65,867)	(283,463)	(192,532)

(Loss) income before income taxes	(38,074)	5,699	(113,718)	74,694
Income tax benefit (provision)	14,640	(1,990)	38,009	(32,862)
Net (loss) income	$(23,434)	$3,709	$(75,709)	$41,832

Station Casinos, Inc.
Summary Information and
Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Major Las Vegas Operations (a):
Net revenues	$286,633	$321,232	$914,052	$983,377

Net (loss) income	$(5,669)	$17,754	$2,705	$80,555
Income tax (benefit) provision	(2,096)	13,284	1,001	60,275
Interest and other expense, net	7,190	30,262	22,556	88,143
Depreciation and amortization	27,566	42,286	92,790	118,604
EBITDA (b)	26,991	103,586	119,052	347,577
Rent expense (c)	62,363	-	187,088	-
Loss on asset disposals, net	108	52	129	20
Equity-based compensation expense	539	-	1,871	-
Severance expense	515	-	1,634	-
Other non-recurring costs	-	2,329	946	2,329
Management agreement/lease termination	-	-	100	3,800
Preopening expenses	-	151	-	715
Adjusted EBITDA (b)	$90,516	$106,118	$310,820	$354,441

Green Valley Ranch (50% owned):
Net revenues	$59,043	$67,667	$184,651	$206,685

Net (loss) income	$(263)	$3,462	$5	$18,427
Interest and other expense, net	13,474	14,964	47,725	40,833
Depreciation and amortization	6,328	6,113	18,957	17,707
EBITDA	19,539	24,539	66,687	76,967
Gain on asset disposals, net	(4)	-	(9)	(17)
Loss on early retirement of debt	-	-	122	1,655
Equity-based compensation expense	3	-	34	-
Severance expense	195	-	228	-
Other non-recurring costs	-	-	134	-
Management agreement/lease termination	-	580	-	3,880
Preopening expenses	-	274	-	376
Adjusted EBITDA	$19,733	$25,393	$67,196	$82,861

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$345,676	$388,899	$1,098,703	$1,190,062

Net (loss) income	$(5,932)	$21,216	$2,710	$98,982
Income tax (benefit) provision	(2,096)	13,284	1,001	60,275
Interest and other expense, net	20,664	45,226	70,281	128,976
Depreciation and amortization	33,894	48,399	111,747	136,311
EBITDA	46,530	128,125	185,739	424,544
Rent expense (c)	62,363	-	187,088	-
Loss on asset disposals, net	104	52	120	3
Loss on early retirement of debt	-	-	122	1,655
Equity-based compensation expense	542	-	1,905	-
Severance expense	710	-	1,862	-
Management agreement/lease termination	-	580	100	7,680
Other non-recurring costs	-	2,329	1,080	2,329
Preopening expenses	-	425	-	1,091
Adjusted EBITDA	$110,249	$131,511	$378,016	$437,302

Total Station Casinos, Inc. (d):
Net (loss) income	$(23,434)	$3,709	$(75,709)	$41,832
Income tax (benefit) provision	(14,640)	1,990	(38,009)	32,862
Interest and other expense, net	81,781	65,867	283,463	192,532
Depreciation and amortization	55,051	44,259	170,706	124,456
EBITDA	98,758	115,825	340,451	391,682
Development expense	719	1,014	2,058	2,718
Loss (gain) on asset disposals, net	108	140	1,259	(1,599)
(Gain) loss on asset disposals, net at joint ventures (50%)	(2)	-	7	(19)
Preopening expenses	3,262	1,927	8,112	5,388
Preopening expenses at joint ventures (50%)	1,059	227	3,006	464
Equity-based compensation expense	2,344	-	7,131	-
Depreciation and amortization of investments in joint ventures	2,517	-	2,517	-
Merger transaction costs	(1,550)	2,243	(1,096)	13,164
Referendum expense at Thunder Valley (24%)	-	-	1,560	-
Severance expense	697	-	3,958	-
Other non-recurring costs	602	2,501	2,494	3,200
Management agreement/lease termination	145	25	1,745	3,825
Management agreement/lease termination at Green Valley Ranch (50%)	-	290	-	1,940
Adjusted EBITDA	$108,659	$124,192	$373,202	$420,763

Occupancy percentage	90%	88%	90%	92%
ADR	$77	$86	$87	$92
(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)

For the three and nine months ended September 30, 2008, the CMBS Properties (Red Rock, Palace Station, Boulder Station and Sunset Station) reported EBITDA of $66.2 million and $227.2 million, respectively.  For the trailing twelve months ended September 30, 2008, EBITDA for the CMBS Properties was $308.5 million.  EBITDA for the CMBS properties is calculated in accordance with the definition of EBITDAR in our CMBS Loan and Security Agreement, which was filed with the Securities and Exchange Commission as Exhibit 4.2 to our Form 8-K dated November 7, 2007.  The loan and security agreement defines EBITDAR as follows: The earnings from hotel and casino operations at the Property before interest expense/income, taxes, depreciation and amortization, any rental expense on real property (other than ground rent), distribution expense, direct and allocated corporate overhead expense, regional office allocation, royalty charges from affiliates and restructuring expense plus any non-cash charges/less any non-cash income, including but not limited to losses on sales of assets and non cash compensation expense.

(c)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(d)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc., Las Vegas
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer
and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications